Exhibit 99.1
RUSH STREET INTERACTIVE ANNOUNCES SECOND QUARTER 2025 RESULTS AND RAISES FULL YEAR GUIDANCE

- Record Quarterly Revenue of $269 Million, up 22% Year-over-Year -
- Record Quarterly Net Income of Approximately $29 Million -
- Record Quarterly Adjusted EBITDA of More Than $40 Million, up 88% Year-over-Year -
- Raising Full Year 2025 Revenue & Adjusted EBITDA Guidance Ranges, reflecting +16% and +51% growth at each respective midpoint -

CHICAGO – July 30, 2025 – Rush Street Interactive, Inc. (NYSE: RSI) (“RSI”), a leading online casino and sports betting company in the United States and the rest of the Americas, today announced financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Highlights

•Revenue was $269.2 million during the second quarter of 2025, an increase of 22%, compared to $220.4 million during the second quarter of 2024.
•Net income was $28.8 million during the second quarter of 2025, compared to a net loss of $0.3 million during the second quarter of 2024.
•Adjusted EBITDA1 was $40.2 million during the second quarter of 2025, an increase of 88%, compared to $21.4 million during the second quarter of 2024.
•Adjusted sales and marketing expense1 was $36.2 million during the second quarter of 2025, substantially the same as the second quarter of 2024.
•Monthly Active Users (“MAU”) in the United States and Canada were approximately 197,000, up 21% year-over-year. MAUs in Latin America (which includes Mexico) were approximately 403,000, up nearly 42% year-over-year.
•Average Revenue per Monthly Active User (“ARPMAU”) in the United States and Canada was $391 during the second quarter of 2025, hitting a new quarterly high since becoming a public company. ARPMAU in Latin America was $30, compared to $38 last year, reflecting the impact of RSI’s bonusing strategy in Colombia in response to the temporary VAT tax.
•Repurchased $2.5 million of Class A common stock during the second quarter under RSI’s $50.0 million authorized buyback program, leaving approximately $42 million available under the current authorization.

Richard Schwartz, Chief Executive Officer of RSI, said, “I'm excited to report that we've delivered another exceptional quarter with records across the board, marking our 9th consecutive quarter of improving both revenue and adjusted EBITDA from the preceding quarter. Our impressive record Adjusted EBITDA growth of 88% year-over-year was driven by strong, broad-based performance across our business, with online casino revenue growing 25% and online sports betting up 15%. The consistency and strength of our business model is evident in our results, particularly in North American markets that include online casino, where we saw Monthly Active User growth exceeding 30%. Our strategic focus on markets where we can deploy our full suite of gaming offerings continues to drive exceptional performance and maximize player value.”

1 This is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” for more information about this non-GAAP financial measure and “Reconciliations of GAAP to Non-GAAP Financial Measures” for any applicable reconciliation of the most comparable measure calculated in accordance with GAAP to this non-GAAP financial measure.

Guidance

RSI is raising its full year ending December 31, 2025 guidance for both revenue and Adjusted EBITDA1. Revenue is now expected to be between $1,050 and $1,100 million. At the midpoint of the range, revenue of $1,075 million represents 16% year-over-year growth compared to $924 million of revenue for 2024.

RSI expects Adjusted EBITDA to now be between $133 and $147 million. At the midpoint of the range, Adjusted EBITDA of $140 million represents 51% year-over-year growth compared to $92.5 million of Adjusted EBITDA for 2024.

These guidance ranges are based on certain assumptions, including that (i) only operations in live jurisdictions as of today’s date are included, and (ii) RSI continues to operate in markets in which it is live today under similar tax structures.

Earnings Conference Call and Webcast Details

RSI will host a conference call and audio webcast today at 6:00 p.m. Eastern Time (5:00 p.m. Central Time), during which management will discuss second quarter results and provide commentary on business performance and its current outlook for 2025. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by dialing 1-833-470-1428 (Toll Free) or 1-404-975-4839 (Local) or, for international callers, 1-929-526-1599. The conference call access code is 013188.

A live audio webcast of the earnings conference call may be accessed on RSI’s website at ir.rushstreetinteractive.com, along with a copy of this press release and an investor slide presentation. The audio webcast and investor slide presentation will be available on RSI’s investor relations website until at least August 30, 2025.

About Rush Street Interactive

RSI is a trusted online gaming and sports entertainment company focused on markets in the United States, Canada and Latin America. Through its brands, BetRivers, PlaySugarHouse and RushBet, RSI was an early entrant in many regulated jurisdictions. It currently offers real-money mobile and online operations in fifteen U.S. states: New Jersey, Pennsylvania, Indiana, Colorado, Illinois, Iowa, Michigan, Virginia, West Virginia, Arizona, New York, Louisiana, Maryland, Ohio and Delaware, as well as in the regulated international markets of Colombia, Ontario (Canada), Mexico and Peru. RSI offers, through its proprietary online gaming platform, some of the most popular online casino games and sports betting options in the United States. Founded in 2012 by gaming industry veterans, RSI was named the EGR North America Awards Customer Services Operator of the Year five years in a row (2020-2024), the 2022 EGR North America Awards Operator of the Year and Social Gaming Operator of the Year, and the SBC Latinoamérica Awards 2024 Casino Operator of the Year and 2021 Sportsbook Operator of the Year. RSI was the first U.S.-based online casino and sports betting operator to receive RG Check iGaming Accreditation from the Responsible Gaming Council. For more information, visit www.rushstreetinteractive.com.

Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this press release includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted

Operating Costs and Expenses, Adjusted Earnings Per Share, Adjusted Net Income and Adjusted Weighted Average Common Shares Outstanding, each of which is a non-GAAP performance measure that RSI uses to supplement its results presented in accordance with GAAP. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP financial measure can be found below. RSI believes that presentation of these non-GAAP financial measures provides useful information to investors regarding RSI’s results of operations and operating performance, as they are similar to measures reported by its public competitors and are regularly used by securities analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

By providing full year 2025 Adjusted EBITDA guidance, RSI provided its expectation of a forward-looking non-GAAP financial measure. Information reconciling full year 2025 Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is unavailable to RSI without unreasonable effort due to, among other things, the inherent difficulty in forecasting and quantifying the comparable GAAP measure and the applicable adjustments and other amounts that would be necessary for such a reconciliation, and certain of these amounts are outside of RSI’s control and may be subject to high variability or complexity. Preparation of such reconciliations would also require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to RSI without unreasonable effort. RSI provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, RSI cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. RSI provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with RSI’s results calculated in accordance with GAAP, provides useful information for the reasons noted herein. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.

RSI defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, share-based compensation, adjustments for certain one-time or non-recurring items and other adjustments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash or are not related to our underlying business performance.

RSI defines Adjusted Operating Costs and Expenses as RSI’s GAAP operating costs and expenses adjusted to exclude the impacts of share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Operating Costs and Expenses excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash or are not related to our underlying business performance.

RSI defines Adjusted Earnings Per Share as Adjusted Net Income divided by Adjusted Weighted Average Common Shares Outstanding. Adjusted Net Income is defined as net income (loss) attributable to Rush Street Interactive, Inc. as used in the diluted earnings (loss) per share calculations, adjusted for the reallocation of net loss attributable to non-controlling interests, share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Weighted Average Common Shares Outstanding is defined as the weighted average number of common shares outstanding as used in the diluted earnings (loss) per share calculation, and in periods of Adjusted Net Income, adjusted for the assumed conversion of the non-controlling interest’s Rush Street Interactive, LP Class A units to Class A common stock of RSI on a one-to-one-basis and incremental shares from assumed conversion of stock options and restricted stock units not otherwise included in the diluted earnings (loss) per share calculation.

RSI includes these non-GAAP financial measures because management uses them to evaluate RSI’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Management believes that these non-GAAP financial measures provide investors with useful information on RSI’s past financial and operating performance, enable comparison of financial results from period-to-period where certain items may vary independent of business performance, and allow for greater transparency with respect to metrics used by RSI’s management in operating our business. Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Key Metrics

RSI provides certain key metrics, including MAUs and ARPMAU, in this press release. RSI defines MAUs as the number of unique users per month who have placed at least one real-money bet across one or more of our online casino, poker, or online sports betting offerings, and it defines ARPMAU as average revenue for the applicable period divided by the average MAUs for the same period.

The numbers RSI uses to calculate MAUs and ARPMAU are based on internal RSI data. While these numbers are based on what RSI believes to be reasonable judgments and estimates of its customer base for the applicable period of measurement, there are inherent challenges in measuring usage and engagement with respect to RSI’s online offerings across its customer base. Such challenges and limitations may also affect RSI’s understanding of certain details of its business. In addition, RSI’s key metrics and related estimates, including the definitions and calculations of the same, may differ from estimates published by third parties or from similarly-titled metrics of its competitors due to differences in operations, offerings, methodology and access to information. RSI regularly reviews, and may adjust its processes for calculating, its internal metrics to improve their accuracy.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. RSI's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," “propose”, "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding revenue and Adjusted EBITDA guidance, RSI’s future results of operations, financial condition, cash flows or profitability (whether on a GAAP or non-GAAP basis), currency fluctuations, RSI’s strategic plans and focus, anticipated launches or withdrawals of RSI’s current or new offerings in existing or future jurisdictions, player growth and engagement, product initiatives, outcomes of current or future regulatory developments and the objectives of management for future operations. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside RSI's control and are difficult to predict. Factors that may cause such differences include, without limitation: changes in applicable laws and regulations, applicable taxes and tax rates; RSI’s ability to manage and sustain growth; RSI’s ability to execute its business plan, meet its projections and obtain relevant market access and/or gaming licenses; unanticipated product or service delays; general economic and market conditions impacting the demand for RSI’s products and services; economic and market conditions in the gaming, entertainment and leisure industry in the markets in which RSI operates; the potential adverse effects of general economic conditions, inflation and interest rates and unemployment on RSI’s liquidity, operations and personnel; and other risks and uncertainties indicated from time to time in RSI's filings with the SEC. RSI cautions that the foregoing list of factors is not exclusive. RSI cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RSI does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Media Contacts:
Lisa Johnson
lisa@lisajohnsoncommunications.com

Investor Contact:
ir@rushstreetinteractive.com

Rush Street Interactive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$269,217	$220,379	$531,624	$437,807

Operating costs and expenses
Costs of revenue	174,147	144,477	345,030	289,000
Sales and marketing	37,132	36,944	79,271	75,348
General and administrative	23,787	27,206	48,759	53,074
Depreciation and amortization	9,827	7,555	19,318	14,656
Total operating costs and expenses	244,893	216,182	492,378	432,078
Income from operations	24,324	4,197	39,246	5,729

Other (expense) income
Tax receivable agreement expense	(112,692)	—	(113,037)	—
Interest income, net	2,181	1,917	3,880	3,476
Total other (expense) income	(110,511)	1,917	(109,157)	3,476
(Loss) Income before income taxes	(86,187)	6,114	(69,911)	9,205

Income tax (benefit) expense	(115,017)	6,396	(109,952)	11,696
Net income (loss)	28,830	(282)	40,041	(2,491)
Net income (loss) attributable to non-controlling interests	12,142	(182)	18,034	(1,664)
Net income (loss) attributable to Rush Street Interactive, Inc.	$16,688	$(100)	$22,007	$(827)

Earnings (loss) per common share attributable to Rush Street Interactive, Inc. – basic	$0.18	$(0.00)	$0.23	$(0.01)
Weighted average common shares outstanding – basic	95,053,473	80,049,123	94,455,413	78,038,275
Earnings (loss) per common share attributable to Rush Street Interactive, Inc. – diluted	$0.12	$(0.00)	$0.17	$(0.01)
Weighted average common shares outstanding – diluted	234,511,309	80,049,123	234,405,833	78,038,275

Rush Street Interactive, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$28,830	$(282)	$40,041	$(2,491)

Other comprehensive income (loss)
Foreign currency translation adjustment, net of tax	1,549	(3,734)	6,076	(3,633)
Comprehensive income (loss)	30,379	(4,016)	46,117	(6,124)
Comprehensive income (loss) attributable to non-controlling interests	13,474	(2,589)	22,029	(4,005)
Comprehensive income (loss) attributable to Rush Street Interactive, Inc.	$16,905	$(1,427)	$24,088	$(2,119)

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands)

Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Net income (loss)	$28,830	$(282)	$40,041	$(2,491)

Interest income, net	(2,181)	(1,917)	(3,880)	(3,476)
Income tax (benefit) expense	(115,017)	6,396	(109,952)	11,696
Depreciation and amortization	9,827	7,555	19,318	14,656
Share-based compensation expense	6,098	9,691	14,911	18,116
Tax receivable agreement expense	112,692	—	113,037	—
Adjusted EBITDA	$40,249	$21,443	$73,475	$38,501

Adjusted Operating Costs and Expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP operating costs and expenses:
Costs of revenue	$174,147	$144,477	$345,030	$289,000
Sales and marketing	37,132	36,944	79,271	75,348
General and administrative	23,787	27,206	48,759	53,074
Depreciation and amortization	9,827	7,555	19,318	14,656
Total operating costs and expenses	$244,893	$216,182	$492,378	$432,078

Non-GAAP operating cost and expense adjustments:
Costs of revenue[1]	$(79)	$(295)	$(142)	$(565)
Sales and marketing[1]	(955)	(690)	(4,279)	(1,260)
General and administrative[1]	(5,064)	(8,706)	(10,490)	(16,291)
Depreciation and amortization	—	—	—	—
Total non-GAAP operating cost and expense adjustments	$(6,098)	$(9,691)	$(14,911)	$(18,116)

Adjusted operating costs and expenses:
Costs of revenue	$174,068	$144,182	$344,888	$288,435
Sales and marketing	36,177	36,254	74,992	74,088
General and administrative	18,723	18,500	38,269	36,783
Depreciation and amortization	9,827	7,555	19,318	14,656
Total adjusted operating costs and expenses	$238,795	$206,491	$477,467	$413,962

1Non-GAAP Operating Costs and Expense Adjustments include Share-based compensation expense.

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands, except share and per share data)
Adjusted Net Income, Adjusted Weighted Average Common Shares Outstanding and Adjusted Earnings Per Share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted net income
Net income (loss) attributable to Rush Street Interactive, Inc. – basic	$16,688	$(100)	$22,007	$(827)
Effect of diluted securities:
Increase to net income attributable to non-controlling interests	12,142	—	18,034	—
Net income (loss) attributable to Rush Street Interactive, Inc. - diluted	28,830	(100)	40,041	(827)
Adjustments:
Net loss attributable to non-controlling interest(1)	—	(182)	—	(1,664)
Share-based compensation expense	6,098	9,691	14,911	18,116
Tax receivable agreement expense	112,692	—	113,037	—
Deferred tax benefit associated with initial recognition of deferred tax asset	(121,107)	—	(121,107)	—
Adjusted net income	$26,513	$9,409	$46,882	$15,625

Adjusted weighted-average common shares outstanding
Weighted-average common shares outstanding – basic	95,053,473	80,049,123	94,455,413	78,038,275
Adjustments:
Assumed conversion of weighted-average RSILP units to Class A Common Shares	133,294,736	—	133,677,803	—
Incremental shares from assumed conversion of stock options and restricted stock units	6,163,100	—	6,272,617	—
Weighted-average common shares outstanding - diluted	234,511,309	80,049,123	234,405,833	78,038,275

Adjustments:
Assumed conversion of weighted-average RSILP units to Class A Common Shares(1)	—	145,088,925	—	146,079,475
Incremental shares from assumed conversion of stock options and restricted stock units	—	6,042,693	—	4,614,496
Adjusted weighted-average common shares outstanding	234,511,309	231,180,741	234,405,833	228,732,246

Adjusted earnings per share
Earnings (loss) per common share attributable to Rush Street Interactive, Inc. – basic	$0.18	$(0.00)	$0.23	$(0.01)
Earnings (loss) per common share attributable to Rush Street Interactive, Inc. – diluted	$0.12	$(0.00)	$0.17	$(0.01)
Adjusted earnings per share	$0.11	$0.04	$0.20	$0.07
1 Adjusted net income includes the reallocation of net loss attributable to non-controlling interests that is not otherwise included in net income (loss) attributable to Rush Street Interactive, Inc. - diluted. Adjusted weighted-average common shares outstanding includes the assumed conversion of weighted-average RSILP units to Class A Common Shares that is not otherwise included in Weighted-average common shares outstanding - diluted.